Exhibit 99.1

Elauwit Connection Appoints Nick Jones as Chief Information Officer and Chief Operating Officer

Columbia, South Carolina - (Newsfile Corp. - June 17, 2026) - Elauwit Connection, Inc. (Nasdaq: ELWT) (“Elauwit” or the “Company”), a national managed services provider of turnkey broadband and property-wide WiFi networks serving multifamily, student housing, and senior living communities, today announced the appointment of Nick Jones as Chief Information Officer and Chief Operating Officer.

“Nick brings deep experience providing managed services critical to the guest experience across a broad portfolio of hotel properties, combining entertainment, connectivity, infrastructure and management into a comprehensive platform solution,” said Dan McDonough, Executive Chairman. “His work integrating advanced technology services to create property-wide, scalable, future ready environments is a perfect corollary to Elauwit’s model.”

Jones was previously Executive Vice President and Chief Operating Officer at World Cinema, Inc., a leading managed technology, digital infrastructure and in-room entertainment provider for the hospitality, multifamily, and healthcare industries, serving more than 8,000 properties and more than 1 million rooms across more than 200 brands. He was previously Chief Executive Officer of NJT, Inc, an outsourced managed services provider, and a Network Engineer at Schlumberger, First Edge Sornson and Castle Dental.

Jones will replace Rick Alder, who served as Chief Operations Officer through Elauwit’s initial public offering phase. Alder played an instrumental role in advancing the Company’s strategic objectives and strengthening operations, helping Elauwit to achieve significant milestones, enhance operational performance, and position itself for continued growth and success.

“It has been an incredible privilege to serve alongside such talented and dedicated team members,” said Alder. “I am deeply grateful for the trust, support, and partnerships I have experienced throughout my time with Elauwit. Together, we have accomplished remarkable things, and I believe that the organization is well-positioned for a bright and successful future.”

“I personally asked Rick to help guide Elauwit during a critical time in our lifecycle, and he accomplished that task with excellence,” said McDonough. “He has been a valued member of our leadership team and a good friend who departs having made a lasting and profound impact on our organization. We want to thank Rick for his tireless commitment and leadership and wish him unprecedented success in his future endeavors.”

Under Alder’s tenure, Elauwit reported significant progress across multiple performance metrics including:

•	Expanded to 176 sites and nearly 40,000 units in 15 months while Elauwit was going public.

•	Improved company overall Google customer satisfaction significantly to 4.4 stars — an excellent data point in the world of cable companies and ISPs.

•	Improved customer support “one-touch” call resolution from 70% to an astounding 87%.

•	Produced a comprehensive product catalog including introduction of new retail business products at multi-purpose properties.

About Elauwit Connection (Nasdaq: ELWT)

Elauwit is a publicly traded connectivity MSP dedicated to rental communities, including multifamily properties, student housing, and senior living. Elauwit designs, builds, and operates managed networks, backed by a service model that treats property teams and residents like a relationship, not an account number.

With dependable connections, exceptional resident support, and no-upfront-cost options, Elauwit helps owners deliver premium connectivity as a competitive advantage, supporting new revenue, resident retention and increased asset value.

Visit: www.elauwit.com

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s growth strategies and its performance as a public company. The words “believe,” “continue,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives, and other factors set forth in the Company’s filings with the SEC, including the Company’s annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 31, 2026, and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Media Contact: Katie Hayward Vice President of Marketing sales-pr@elauwit.com

Investor Relations: Matt Kreps Darrow Associates mkreps@darrowir.com +1-214-597-8200